Exhibit T3A-5.1

Fonn 3 Company No._.....;:3=.,86' - "' - 3 COMPANIES ACT OF ANTIGUA AND BARBUDA 1995 No. 18 of 1995 OBSERVER CELLULAR LTD. Name of Company I hereby certify that the above - mentioned Company, the Articles of Incorporation of which are attached, was inqorporated under the Companies Act of Antigua and Barbuda.